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                                                                      EXHIBIT 99
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                  ABERCROMBIE & FITCH APPOINTS NEW BOARD MEMBER


NEW ALBANY, Ohio / November 3, 2003 - Abercrombie & Fitch (NYSE: ANF) announced today the election of Edward F. Limato to the Company's Board of Directors.

Mr. Limato is Co-President of International Creative Management, Inc. ("ICM") where he serves as an operating head running the day-to-day aspects of the agency. He also serves on the ICM Board of Directors.

Mr. Limato originally joined the Ashley Famous Agency, which subsequently became IFA, one of ICM's predecessor agencies. He worked at ICM until 1978, and then was a senior executive at the William Morris Agency before joining ICM in 1988. He currently represents numerous actors and directors, as well as artists in theater, music, and publishing.

Mr. Limato is also a member of the Academy of Motion Pictures Arts & Sciences and serves on the Board of Directors for the Motion Picture and Television Fund, The Los Angeles Conservancy and the American Cinematheque.

Abercrombie & Fitch operated a total of 641 stores at the end of fiscal September, including 169 abercrombie stores and 121 Hollister Co. stores. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and publishes the A&F Quarterly.



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For further information, call:     Thomas D. Lennox
                                   Director, Investor Relations and Corporate
                                   Communications
                                   (614) 283-6751


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:
THE COMPANY CAUTIONS THAT ANY FORWARD-LOOKING STATEMENTS (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) CONTAINED IN THIS RELEASE, THE COMPANY'S FORM 10-K OR MADE BY MANAGEMENT OF THE COMPANY INVOLVE RISKS AND UNCERTAINTIES, AND ARE SUBJECT TO CHANGE BASED ON VARIOUS IMPORTANT FACTORS. THE FOLLOWING FACTORS, AMONG OTHERS, IN SOME CASES HAVE AFFECTED AND IN THE FUTURE COULD AFFECT THE COMPANY'S FINANCIAL PERFORMANCE AND ACTUAL RESULTS AND COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN ANY SUCH FORWARD-LOOKING STATEMENTS: CHANGE IN CONSUMER SPENDING PATTERNS, CONSUMER PREFERENCES AND OVERALL ECONOMIC CONDITIONS, THE IMPACT OF COMPETITION AND PRICING, CHANGES IN WEATHER PATTERNS, POLITICAL STABILITY, CURRENCY AND EXCHANGE RISKS AND CHANGES IN EXISTING OR POTENTIAL DUTIES, TARIFFS OR QUOTAS, POSTAL RATE INCREASES AND CHARGES, PAPER AND PRINTING COSTS, AVAILABILITY OF SUITABLE STORE LOCATIONS AT APPROPRIATE TERMS, ABILITY TO DEVELOP NEW MERCHANDISE AND ABILITY TO HIRE AND TRAIN ASSOCIATES.






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